Plante & Moran, PLLC
Suite 600
8181 E. Tufts Avenue
Denver, CO 80237
Tel: 303.740.9400
Fax: 303.740.9009
plantemoran.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Solitario Resources Corp. fka Solitario Zinc Corp. (the "Company") of our report dated March 15, 2023, relating to the consolidated financial statements as of and for the year ended December 31, 2022, which appears on the Company's Form 10-K filed with the Securities and Exchange Commission on March 15, 2023.

Plante & Moran, PLLC

Denver, Colorado
September 14, 2023

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